Execution Version

ADMINISTRATION AGREEMENT

This Administration Agreement (“Agreement”) dated and effective as of May 11, 2026, is by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Administrator”), and each management investment company identified on Schedule A and each management investment company which becomes a party to this Agreement in accordance with the terms hereof (in each case, a “Fund’’). It is understood and agreed that this document shall constitute a separate agreement with each Fund, as if each such Fund had executed a separate document naming only the Administrator and such Fund and that no other investment company listed on Schedule A shall have any liability under this document for the obligations of any other investment company so listed nor will the acts (or failure to act) of any Fund affect the rights and obligations under this Agreement of any other investment company so listed. All references herein to “a Fund” or “the Fund” are to each Fund listed on Schedule A individually, as if this Agreement were between the relevant individual Fund and the Administrator.

WHEREAS, each Fund is a management investment company registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, each Fund desires to retain the Administrator to furnish certain administrative services to such Fund, and the Administrator is willing to furnish such services, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	APPOINTMENT OF ADMINISTRATOR

Each Fund hereby appoints the Administrator to act as administrator to such Fund for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

Each Fund is listed in Schedule A to this Agreement. In the event that Fund management wishes to establish one or more additional funds with respect to which it wishes to retain the Administrator to act as administrator hereunder, such Fund shall notify the Administrator in writing. Upon written acceptance by the Administrator, such fund(s) shall become subject to the provisions of this Agreement as a “Fund” to the same extent as the existing Fund(s), except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to such Fund in writing by each Fund and the Administrator at the time of the addition of such Fund.

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2.	DELIVERY OF DOCUMENTS

Each Fund will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

a.	Each Fund’s organizational documents and By-laws (“Governing Documents”);

b.	Each Fund’s initial Prospectus and Statement of Additional Information, as applicable, and all amendments and supplements thereto as in effect from time to time;

c.

Copies of the resolutions of the Board of Directors of each Fund (the “Board”) certified by each Fund’s Secretary authorizing (1) each Fund to enter into this Agreement and (2) certain individuals on behalf of each Fund to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

d.	A copy of the investment advisory agreement between each Fund and its investment adviser; and

e.	Such other certificates, documents, or opinions which the Administrator may, at its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.	REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

The Administrator represents and warrants to each Fund that:

a.	It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

b.	It has the requisite power and authority to carry on its business in The Commonwealth of Massachusetts;

c.	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

d.	No legal or administrative proceedings have been instituted or threatened which would materially impair the Administrator’s ability to perform its duties and obligations under this Agreement; and

e.	Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

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4.	REPRESENTATIONS AND WARRANTIES OF EACH FUND

Each Fund represents and warrants to the Administrator that:

a.	It is a statutory Fund, duly organized, existing and in good standing under the Governing Documents of its state or territory of formation;

b.	It has the requisite power and authority under applicable laws and by its Governing Documents to enter into and perform this Agreement;

c.	All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

d.	It is an investment company properly registered with the SEC under the 1940 Act;

e.

Each Fund warrants to the Administrator that, to the best of its knowledge, as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which such Fund offers or sells its shares have been made;

f.	No legal or administrative proceedings have been instituted or threatened which would impair each Fund’s ability to perform its duties and obligations under this Agreement;

g.	Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of each Fund or any law or regulation applicable to it; and

h.	As of the close of business on the date of this Agreement, each Fund is authorized to issue the number of shares of beneficial interest contemplated in its Governing Documents;

1.

Where information provided by each Fund includes information about an identifiable individual (“Personal Information”), such Fund represents and warrants that it has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of Personal Information, necessary to disclose such Personal Information to the Administrator, and as required for the Administrator to use and disclose such Personal Information in connection with the performance of the services hereunder. Each Fund acknowledges that the Administrator may perform any of the services and may use and disclose Personal Information outside of the jurisdiction in which it was initially collected by such Fund, including the United States and that information relating to such Fund, including Personal Information may be accessed by national security authorities, law enforcement and courts. The Administrator shall be kept indemnified by and be without liability to such Fund for any action taken or omitted by it in reliance upon this representation and warranty, including without limitation, any liability, or costs in connection with claims or complaints

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for failure to comply with any applicable law that regulates the collection, processing, use or disclosure of Personal Information.

5.	ADMINISTRATION SERVICES

The Administrator shall provide the services as listed on Schedule B, subject to the authorization and direction of each Fund and, in each case where appropriate, the review and comment by such Fund’s independent accountants and legal counsel and in accordance with procedures which may be established from time to time between each Fund and the Administrator.

In addition to the services described in Schedule B, the Administrator may provide to each Fund such custom, manual or ad-hoc reports, data extracts, schedules, or similar information (collectively, “Custom Reports”) as such Fund may reasonably request from time to time in connection with the services contemplated by this Agreement, including reports that may be required for regulatory, tax, audit, Board, shareholder, or internal management purposes. To the extent any requested Custom Report is not included within the Administrator’s standard reporting package within the services listed on Schedule B hereto, the parties shall cooperate in good faith to define the specifications, format, delivery method, timing, and any applicable fees for such Custom Report. Such terms shall be documented in a mutually agreed written amendment to the Agreement. Fees for Custom Reports shall be as set forth in the applicable fee schedule or, if not specified therein, as mutually agreed in writing prior to the commencement of such work. The Administrator shall consider in good faith requests for Custom Reports that are reasonable and within the ordinary course of the Administrator’s operational capabilities.

The Administrator shall perform such other services for each Fund that are mutually agreed to by the parties from time to time, for which such Fund will pay such fees as may be mutually agreed upon, including the Administrator’s reasonable out-of-pocket expenses. The provision of such services shall be subject to the terms and conditions of this Agreement.

The Administrator shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.

6.	COMPENSATION OF ADMINISTRATOR; EXPENSE REIMBURSEMENT; FUND EXPENSES

The Administrator shall be entitled to reasonable compensation for its services and expenses, as agreed upon from time to time in writing between each Fund on behalf of each applicable Fund and the Administrator.

Each Fund agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for such Fund through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on each Fund’s behalf at such Fund’s request or with such Fund’s consent.

Each Fund will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. For the avoidance of doubt, Fund expenses not assumed by the Administrator include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel’s review of Form N-CSR, Form N-PORT, Form N-PX, Form N-CEN, proxy materials, federal and state tax qualification as a regulated investment company and other notices, registrations, reports, filings and materials

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prepared by the Administrator under this Agreement); cost of any services contracted for by each Fund directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for each Fund; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (e.g., typesetting, XBRL- tagging, page changes and all other print vendor and EDGAR charges, collectively referred to herein as “Preparation”), printing, distribution and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of each Fund; costs of Preparation, printing, distribution and mailing, as applicable, of each Fund’s Registration Statements and any amendments and supplements thereto and shareholder reports; cost of Preparation and filing of each Fund’s tax returns, Form N-2, Form N-CSR, Form N-PORT, Form N-PX, and Form N-CEN, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; the cost of fidelity bond and D&O/E&O liability insurance; and the cost of independent pricing services used in computing each Fund(s)’ net asset value.

7.	INSTRUCTIONS AND ADVICE

At any time, the Administrator may inquire from any officer of each Fund, or his or her designee, or the independent accountants for such Fund, for instructions with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall be entitled to rely on and may act upon the advice of counsel (who may be counsel for a Fund) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

The Administrator shall not be liable, and shall be indemnified by each Fund, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from each Fund(s). Nothing in this section shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8.	LIMITATION OF LIABILITY AND INDEMNIFICATION

The Administrator shall be responsible for the performance only of such duties as are set forth in this Agreement and, except as otherwise provided under Section 14, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability in respect of any loss, damage or expense suffered by a Fund insofar as such loss, damage or expense arises from the performance of the Administrator’s duties hereunder in reliance upon records that were maintained for such Fund by entities other than the Administrator prior to the Administrator’s appointment as administrator for such Fund. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the gross negligence or willful misconduct of the Administrator, its officers, or employees. The Administrator shall not be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys’ fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder, each of which is hereby excluded by agreement of the

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parties regardless of whether such damages were foreseeable or whether either party or any entity had been advised of the possibility of such damages. In any event, the Administrator’s cumulative liability for each calendar year (a “Liability Period”) with respect to each Fund under this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by each Fund including, but not limited to, any liability relating to qualification of such Fund as a regulated investment company or any liability relating to such Fund’s compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. “Compensation Period” shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Administrator’s liability for that period have occurred. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Administrator for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2026 shall be the date of this Agreement through December 31, 2026, calculated on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2027 and terminating on December 31, 2027, shall be the date of this Agreement through December 31, 2026, calculated on an annualized basis.

The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action, or communication disruption.

Each Fund shall indemnify and hold the Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator’s acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by such Fund or upon reasonable reliance on information or records given or made by such Fund or its investment adviser, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own gross negligence or willful misconduct.

The limitation of liability and indemnification contained herein shall survive the termination of this Agreement.

9.	CONFIDENTIALITY

All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 10 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates (as defined in Section 10 below), including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit,

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examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Administrator or its Affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

The obligations of the parties to this Agreement with respect to confidential information set forth in this Section 9 shall survive the termination of this Agreement.

10.	USE OF DATA

(a) In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Administrator (which term for purposes of this Section 10 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding each Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to cany out the provision of services contemplated under this Agreement and other agreements between such Fund and the Administrator or any of its Affiliates and (ii) to cany out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(b) Subject to paragraph (d) below, the Administrator and/or its Affiliates may use any Confidential Information of a Fund (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between each Fund and the Administrator or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to such Fund to develop, publish or otherwise distribute to third parties certain investor behavior “indicators” or “indices” that represent broad trends in the flow of investment funds into various markets, sectors or investment instruments (collectively, the “Indicators”), but only so long as (i) the Data is combined or aggregated with (A) information of other customers of the Administrator and/or (B) information derived from other sources, in each case such that the Indicators do not allow for attribution or identification of such Data with such Fund, (ii) the Data represents less than a statistically meaningful portion of all of the data used to create the Indicators and (iii) the Administrator publishes or otherwise distributes to third parties only the Indicators and under no circumstance publishes, makes available, distributes or otherwise discloses any of the Data to any third party, whether aggregated, anonymized or otherwise, except as expressly permitted under this Agreement.

(c) Each Fund acknowledges that the Administrator may seek to realize economic benefit from the publication or distribution of the Indicators.

(d) Except as expressly contemplated by this Agreement, nothing in this Section 10 shall limit the confidentiality and data-protection obligations of the Administrator and its Affiliates under this Agreement and applicable law. The Administrator shall cause any Affiliate, agent, or service provider to which it has disclosed Data pursuant to this Section 10 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

11.	COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

Each Fund assumes full responsibility for complying with all securities, tax, commodities

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and other laws, rules, and regulations applicable to it.

In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for each Fund shall at all times remain the property of such Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request except as otherwise provided in Section 13. The Administrator further agrees that all records that it maintains for a Fund pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records may be surrendered in either written or machine-readable form, at the option of the Administrator. In the event that the Administrator is requested or authorized by a Fund, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of such Fund by state or federal regulatory agencies, to produce the records of such Fund or the Administrator’s personnel as witnesses or deponents, such Fund agrees to pay the Administrator for the Administrator’s time and expenses, as well as the fees and expenses of the Administrator’s counsel incurred in such production.

12.	SERVICES NOT EXCLUSIVE

The services of the Administrator are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by a Fund from time to time, have no authority to act or represent such Fund in any way or otherwise be deemed an agent of such Fund.

13.	EFFECTIVE PERIOD AND TERMINATION

This Agreement shall remain in full force and effect for an initial term ending May 8, 2027 (the “Initial Tenn”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive 1 (one)-year terms (each, a “Renewal Term”), unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach; (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction; or (iii) in the event that a Fund ceases to exist by reason of any corporate restructuring such as a merger, consolidation, or share exchange with any other Fund or corporate entity; sale or exchange of substantially all of a Fund’s assets or securities for the assets or securities of any other Fund or corporate entity; or the liquidation or dissolution of any Fund. Upon termination of this Agreement pursuant to this paragraph with respect to any Fund, the applicable Fund shall pay Administrator its compensation due and shall reimburse Administrator for its costs, expenses, and disbursements.

In the event of: (i) a Fund’s termination of this Agreement for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Administrator is not retained to continue providing services hereunder to each Fund (or its respective successor), such Fund shall pay the Administrator its

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compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by Administrator with respect to such Fund) and shall reimburse the Administrator for its costs, expenses and disbursements. Upon receipt of such payment and reimbursement, the Administrator will deliver such Fund’s records as set forth herein. For the avoidance of doubt, no payment will be required pursuant to clause (ii) of this paragraph in the event of any transaction such as (a) the liquidation or dissolution of a Fund and distribution of such Fund’s assets as a result of the Board’s determination in its reasonable business judgment that such Fund is no longer viable; (b) any corporate restructuring such as a merger, consolidation, or share exchange with any other Fund or corporate entity; sale or exchange of substantially all of a Fund’s assets or securities for the assets or securities of any other Fund or corporate entity; or the liquidation or dissolution of any Fund; or (c) the sale by a Fund of all, or substantially all, of each Fund’s assets to another entity, in each of (b) and (c) where the Administrator is retained to continue providing services to such Fund (or its respective successor) on substantially the same terms as this Agreement, subject to any corresponding adjustment in applicable fees.

Termination of this Agreement with respect to any one particular Fund shall in no way affect the rights and duties under this Agreement with respect to any other Fund.

14.	DELEGATION

a.

The Administrator shall have the right, without the consent or approval of a Fund, to employ agents, subcontractors, consultants and other third parties, whether affiliated or unaffiliated, to provide or assist it in the provision of any part of the services stated herein other than services required by applicable law to be performed by the Administrator (each, a “Delegate” and collectively, the “Delegates”), without the consent or approval of a Fund. The Administrator shall be responsible for the services delivered by, and the acts and omissions of, any such Delegate as if the Administrator had provided such services and committed such acts and omissions itself. Unless otherwise agreed in a Fee Schedule, the Administrator shall be responsible for the compensation of its Delegates.

b.

The Administrator will provide each Fund with information regarding its global operating model for the delivery of the services on a quarterly or other periodic basis, which information shall include the identities of Delegates affiliated with the Administrator that perform or may perform parts of the services, and the locations from which such Delegates perform services, as well as such other information about its Delegates as each Fund may reasonably request from time to time.

c.

Nothing in this Section 14 shall limit or restrict the Administrator’s right to use affiliates or third parties to perform or discharge, or assist it in the performance or discharge, of any obligations or duties under this Agreement other than the provision of the services.

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15.	INTERPRETIVE AND ADDITIONAL PROVISIONS

In connection with the operation of this Agreement, the Administrator and a Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of a Fund’s Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of the Agreement.

16.	NOTICES

Any notice, instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following address or such other address as may be notified by any party from time to time:

If to any Fund:

250 Muñoz Rivera Avenue

American International Plaza

Tenth Floor

San Juan, Puerto Rico 00918 Attn: Legal Counsel Telephone: 787-250-3620

If to the Administrator:

STATE STREET BANK AND TRUST COMPANY

One Congress Street Boston, MA 02114-2016

Attention: Andrea Griffin, Client Service

Telephone: 617-662-3590

with a copy to:

STATE STREET BANK AND TRUST COMPANY

Legal Division - Global Services Americas

One Congress Street Boston, MA 02114-2016

Attention: Senior Vice President and Senior Managing Counsel

17.	AMENDMENT

This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

18.	ASSIGNMENT

This Agreement may not be assigned by (a) any Fund without the written consent of the Administrator or (b) the Administrator without the written consent of a Fund, except that the Administrator may assign this Agreement to a successor of all or a substantial portion of its business, or to an affiliate of the Administrator.

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19.	SUCCESSORS

This Agreement shall be binding on and shall inure to the benefit of each Fund and the Administrator and their respective successors and permitted assigns.

20.	DATA PROTECTION

The Administrator shall implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of each Fund’s shareholders, employees, directors, and/or officers that the Administrator receives, stores, maintains, processes, or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) driver’s license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state, or local government records lawfully made available to the general public.

21.	ENTIRE AGREEMENT

This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties, or commitments regarding the services to be performed hereunder whether oral or in writing.

22.	WAIVER

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise or any other right or remedy. Any waiver must be in writing signed by the waiving party.

23.	SEVERABILITY

If any provision or provisions of this Agreement shall be held to be invalid, unlawful, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

24.	GOVERNING LAW

This Agreement shall be construed and the provisions thereof interpreted under and in

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accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws rules.

25.	REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments, and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

26.	COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

ON BEHALF OF EACH FUND LISTED ON APPENDIX A HERETO

By:

Name:	Carlos Ubiñas
Title:	Chairman

By:

Name:	Jose Grau
Title:	Treasurer

STATE STREET BANK AND TRUST COMPANY

By:

Name:	Suzanne M. Hinckley
Title:	Senior Vice President

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ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s)

Tax-Free High Grade Portfolio Bond Fund for Puerto Rico Residents, Inc.
Tax-Free High Grade Portfolio Bond Fund II for Puerto Rico Residents, Inc.
Tax-Free High Grade Portfolio Target Maturity Fund for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund VI for Puerto Rico Residents, Inc.
GNMA & US Government Target Maturity Fund for Puerto Rico Residents, Inc.
US Mortgage-Backed & Income Fund for Puerto Rico Residents, Inc.
Tax Free Target Maturity Fund for Puerto Rico Residents, Inc.
Tax Free Fund II for Puerto Rico Residents, Inc.
U.S. Monthly Income Fund for Puerto Rico Residents, Inc.
Short Term Investment Fund for Puerto Rico Residents, Inc.

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ADMINISTRATION AGREEMENT SCHEDULE

LIST OF SERVICES

I.	Fund Administration Treasury Services as described in Schedule B1 attached hereto;

II.	[RESERVED]

III.	Fund Administration Legal Services as described in Schedule B3 attached hereto;

IV.	[RESERVED]

V.	[RESERVED]

VI.	N-PORT Services as described in Schedule B6 attached hereto (such Services to commence as if and when required by the Funds).

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Schedule Bl Treasury Services

a.

Prepare and make available via the Administrator’s online portal for the review by designated officer(s) of each Fund financial information regarding such Fund(s) that will be included in such Fund’s semi-annual and annual shareholder reports, and other reports as mutually agreed upon, including tax footnote disclosures where applicable;

b.	Coordinate the audit of each Fund’s financial statements by such Fund’s independent accountants, including the preparation of supporting audit workpapers and other schedules;

c.	Prepare for the review by designated officer(s) of each Fund financial information required by Form N-2, proxy statements and such other reports, forms or filings as may be mutually agreed upon;

d.

Prepare for the review by designated officer(s) of each Fund annual fund expense budgets, perform accrual analyses and roll-forward calculations and recommend changes to fund expense accruals on a periodic basis, arrange for payment of such Fund’s expenses, review calculations of fees paid to such Fund’s investment adviser, custodian, fund accountant, distributor, and transfer agent, and obtain authorization of accrual changes and expense payments;

e.

Provide periodic testing of each Fund(s) with respect to compliance with the Internal Revenue Code’s mandatory qualification requirements, the requirements of the 1940 Act and limitations for each such Fund(s) contained in the Registration Statement for each such Fund(s) as may be mutually agreed upon, including weekly, month-end, and quarterly compliance reporting to the designated officer(s) of each such Fund(s) as well as preparation of Board compliance materials;

f.

Prepare and furnish total return performance information for each Fund(s), including such information on an after-tax basis, calculated in accordance with applicable U.S. securities laws and regulations, as may be reasonably requested by Fund management;

g.	Prepare and disseminate vendor survey information;

h.

Provide sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by the Administrator; and maintain certain books and records of each Fund as required under Rule 31a-1(b) of the 1940 Act, as may be mutually agreed upon.

Information Classification: Limited Access

SCHEDULE B3

Fund Administration Legal Services

a.

Prepare the notice, agenda, resolutions and minutes for quarterly and Section 15(c) Board and committee meetings; assemble, compile and post meeting materials (PDF or third party solution, such as Diligent); attend Board and committee meetings (in person or by telephone), make presentations to the Board and committees where appropriate, or upon reasonable request; and attend annual closed-end fund shareholder meetings (in person or by telephone) and prepare draft meeting materials, including scripts and minutes of such meetings;

b.	Prepare and file with the SEC the following documents: Form N-CSR and Form N- PX;

c.	Prepare and file with the SEC proxy statements and notices for annual meetings of the closed-end funds;

d.	Prepare and maintain general Board calendars and regulatory filings calendars;

e.	Assist in the handling of routine regulatory examinations of each Fund with Fund counsel;

f.

Maintain awareness of significant emerging regulatory and legislative developments that may affect each Fund, update the Board and the investment adviser on those developments and provide related planning assistance where requested or appropriate; and

g.	File fidelity bonds with the SEC.

Information Classification: Limited Access

SCHEDULE B6

Fund Administration Form N-PORT (the “Form N-PORT Services”) and Form N-CEN (the “Form N-CEN Services”) Support Services (collectively, the “Form N-PORT and Form N- CEN Support Services,”) and Quarterly Portfolio Investment Services (collectively, with the Form N-PORT and Form N-CEN Support Services, and for purposes of this Schedule B6, the “Services”)

(a)	Standard N-PORT and N-CEN Reporting Solution (Data and Filing):

•

Subject to the receipt of all required data, documentation, assumptions, information and assistance from each Fund (including from any third parties with whom such Fund will need to coordinate in order to produce such data, documentation, and information), the Administrator will use required data, documentation, assumptions, information, and assistance from such Fund, the Administrator’s internal systems and, in the case of Funds not administered by the Administrator or its affiliates, third party Fund administrators or other data providers, including but not limited to Third Party Data (as defined below) (collectively, the “Required Data”) to perform necessary data aggregations (including any applicable aggregation of risk metrics) and calculations and prepare, as applicable: (i) a monthly draft Form N-PORT standard template for review and approval by such Fund and (ii) annual updates of Form N-CEN for review and approval by such Fund.

•	Each Fund acknowledges and agrees that it will be responsible for reviewing and approving each such draft N-PORT template and N-CEN update.

•

Following review and final approval by each Fund of each such draft Form N-PORT template and N-CEN update, and at the direction of and on behalf of each Fund, the Administrator will (i) produce an .XML formatted file of the completed Form N-PORT and Form N-CEN and (ii) electronically submit such filing to the SEC.

The Form N-PORT Services will be provided to each Fund as set forth in the attached Annex 1, which shall be executed by the Administrator and each Fund. The Form N-CEN Services will be provided to each Fund as set forth in the attached Annex 1. Annex 1 may be updated from time to time upon the written request of a Fund and by virtue of an updated Annex 1 that is signed by both parties.

(b)	Quarterly Portfolio of Investments Services:

•

Subject to the receipt of all Required Data, and as a component of the Form N-PORT and Form N-CEN Support Services, the Administrator will use such Required Data from the Fund, the Administrator’s internal systems and other data providers to prepare a draft portfolio of investments (the “Portfolio of Investments”), compliant with GAAP, as of the Fund’s first and third fiscal quarter-ends.

Information Classification: Limited Access

•

Following review and final approval by the Fund of each such draft Portfolio of Investments, and at the direction of and on behalf of each Fund, the Administrator will attach each Portfolio of Investments to the first and third fiscal quarter-end N-PORT filing that is submitted electronically to the SEC.

(c)	Liquidity Risk Measurement Services: Not applicable

Fund Duties, Representations and Covenants in Connection with (i) Form N-PORT and Form N-CEN Support Services and (ii) Quarterly Portfolio of Investments Services.

The provision of the Services to each Fund by the Administrator is subject to the following terms and conditions:

1.	The parties acknowledge and agree on the following matters:

The Services depend, directly or indirectly, on: (i) Required Data and (ii) information concerning each Fund or its affiliates, pooled vehicle, security or other investment or portfolio regarding which such Fund or its affiliates provide services or is otherwise associated (“Fund Entities”) that is generated or aggregated by the Administrator or its affiliates in connection with services performed on each Fund’s behalf or otherwise prepared by the Administrator (“State Street Data,” together with Required Data and Third Party Data (as defined below), “Services-Related Data”). The Administrator’s obligations, responsibilities and liabilities with respect to any State Street Data used in connection with other services received by each Fund shall be as provided in such respective other agreements between the Administrator or its affiliates and such Fund relating to such other services (e.g., administration and/or custody services, etc.) from which the State Street Data is derived or sourced (“Other Fund Agreements”). Nothing in this Agreement or any service schedule(s) shall limit or modify the Administrator’s or its affiliates’ obligations to each Fund under the Other Fund Agreements.

In connection with the provision of the Form N-PORT and Form N-CEN Support Services and Quarterly Portfolio of Investments Services by the Administrator, each Fund acknowledges and agrees that it will be responsible for providing the Administrator with any information requested by the Administrator, including, but not limited to, the following:

(A) Arranging for the regular provision of all Required Data (including State Street Data, where applicable) and related information to the Administrator, in formats compatible with Administrator-provided data templates including, without limitation, Required Data and the information and assumptions required by the Administrator in connection with a Fund reporting profile and onboarding checklist, as it, or the information or assumptions required, may be revised at any time by the Administrator, in its discretion (collectively, the “Onboarding Checklist”) and such other forms and templates as may be used by the Administrator for such purposes from time to time, for all Funds receiving services under this Agreement, including but not limited to those to be reported on Form N-PORT and Form N-CEN (as determined by each Fund), including, without limitation, arranging for the provision of data from each Fund, its affiliates, third party administrators, prime

Information Classification: Limited Access

brokers, custodians, and other relevant parties. If and to the extent that Required Data is already accessible to the Administrator (or any of its affiliates) in its capacity as administrator to one or more Funds, the Administrator and each Fund will agree on the scope of the information to be extracted from the Administrator’s or any of its affiliate’s systems for purposes of the Administrator’s provision of Form N-PORT and Form N-CEN Support Services and Quarterly Portfolio of Investments Services, subject to the discretion of the Administrator, and the Administrator is hereby expressly authorized to use any such information as necessary in connection with providing the Form N-PORT and Form N- CEN Support Services and Quarterly Portfolio of Investments Services, hereunder; and

(B) Providing all required information and assumptions not otherwise included in Fund data and assumptions provided pursuant to Section l(A) above, including but not limited to the Required Data, as may be required in order for the Administrator to provide the Services.

The following are examples of certain types of information that each Fund is likely to be required to provide pursuant to Sections l(A) and l(B) above, and each Fund hereby acknowledges and understands that the following categories of information are merely illustrative examples, are by no means an exhaustive list of all such required information, and are subject to change as a result of any amendments to Form N-PORT and Form N-CEN:

•	SEC filing classification of each Fund (i.e., small, or large filer);
•	Identification of any data sourced from third parties;
•	Identification of any securities reported as Miscellaneous; and
•	Any Explanatory Notes included in N-PORT Section E.

2.  Each Fund acknowledges that it has provided to the Administrator with all material assumptions used by each Fund or that are expected to be used by such Fund in connection with the completion of Form N-PORT and Form N-CEN and Quarterly Portfolio of Investments Services and that it has approved all material assumptions used by the Administrator in the provision of the Services prior to the first use of the Services. Each Fund will also be responsible for promptly notifying the Administrator of any changes in any such material assumptions previously notified to the Administrator by such Fund or otherwise previously approved by such Fund in connection with the Administrator’s provision of the Services. Each Fund acknowledges that the completion of Form N-PORT and Form N-CEN and Quarterly Portfolio of Investments Services, and the data required thereby, requires the use of material assumptions in connection with many different categories of information and data, and the use and/or reporting thereof, including, but not limited to the following:

•	Investment classification of positions;
•	Assumptions necessary in converting data extracts;
•	General operational and process assumptions used by the Administrator in performing the Services; and
•	Assumptions specific to each Fund.

Information Classification: Limited Access

Each Fund hereby acknowledges and understands that the foregoing categories of information that may involve the use of material assumptions are merely illustrative examples of certain subject matter areas in relation to which each Fund (and/or the Administrator on its behalf in connection with the Services) may rely on various material assumptions and are by no means an exhaustive list of all such subject matter areas.

3.	Each Fund acknowledges and agrees on the following matters:

(A)  Each Fund has independently reviewed the Services (including, without limitation, the assumptions, market data, securities prices, securities valuations, tests, and calculations used in the Services), and each Fund has determined that the Services are suitable for its purposes. None of the Administrator or its affiliates, nor their respective officers, directors, employees, representatives, agents, or service providers (collectively, including the Administrator, “State Street Parties”) make any express or implied warranties or representations with respect to the Services or otherwise.

(B)  Each Fund assumes full responsibility for complying with all securities, tax, commodities and other laws, rules, and regulations applicable to it. The Administrator is not providing, and the Services do not constitute legal, tax, investment, or regulatory advice, or accounting or auditing services advice. Unless otherwise agreed to in writing by the parties to this Agreement, the Services are of general application and the Administrator is not providing any customization, guidance, or recommendations. Where each Fund uses Services to comply with any law, regulation, agreement, or other Fund obligation, the Administrator makes no representation that any Service complies with such law, regulation, agreement, or other obligation, and the Administrator has no obligation of compliance with respect thereto.

(C)     Each Fund may use the Services and any reports, charts, graphs, data, analyses and other results generated by the Administrator in connection with the Services and provided by the Administrator to each Fund (“Materials”) (a) for the internal business purpose of such Fund relating to the applicable Service or (b) for submission to the U.S. Securities and Exchange Commission, as required, of a Form N-PORT template and a Form N-CEN update, including any Portfolio of Investments, if applicable. Each Fund may also redistribute the Materials, or an excerpted portion thereof, to its investment managers, investment advisers, agents, clients, investors or participants, as applicable, that have a reasonable interest in the Materials in connection with their relationship with such Fund (each a “Permitted Person”); provided, however, (i) such Fund may not charge a fee, profit, or otherwise benefit from the redistribution of Materials to Permitted Persons, (ii) data provided by third party sources such as but not limited to market or index data (“Third Party Data”) contained in the Materials may not be redistributed other than Third Party Data that is embedded in the calculations presented in the Materials and not otherwise identifiable as Third Party Data, except to the extent such Fund has separate license rights with respect to the use of such Third Party Data, or (iii) such Fund may not use the Services or Materials in any way to compete or enable any third party to compete with the Administrator. No Permitted Person shall have any further rights of use or redistribution with respect to, or any ownership rights in, the Materials or any excerpted portion thereof.

Information Classification: Limited Access

Except as expressly provided in this Section 3(C), each Fund, any of its affiliates, or any of their respective officers, directors, employees, investment managers, investment advisers, agents or any other third party, including any client of, or investor or participant in each Fund or any Permitted Persons (collectively, including each such Fund, “Fund Parties”), may not directly or indirectly, sell, rent, lease, license or sublicense, transmit, transfer, distribute or redistribute, disclose display, or provide, or otherwise make available or permit access to, all or any part of the Services or the Materials (including any State Street Data or Third Party Data contained therein, except with respect to Third Party Data to the extent each Fund has separate license rights with respect to the use of such Third Party Data). Without limitation, Fund Parties shall not themselves nor permit any other person to in whole or in part (i) modify, enhance, create derivative works, reverse engineer, decompile, decompose or disassemble the Services or the Materials; (ii) make copies of the Services, the Materials or portions thereof; (iii) secure any source code used in the Services, or attempt to use any portions of the Services in any form other than machine readable object code; (iv) commercially exploit or otherwise use the Services or the Materials for the benefit of any third party in a service bureau or software-as-a-service environment (or similar structure), or otherwise use the Services or the Materials to perform services for any third party, including for, to, or with consultants and independent contractors; or (v) attempt any of the foregoing or otherwise use the Services or the Materials for any purpose other than as expressly authorized under this Agreement.

(D)  Each Fund shall limit the access and use of the Services and the Materials by any Fund Parties to a need-to-know basis and, in connection with its obligations under this Agreement, each Fund shall be responsible and liable for all acts and omissions of any Fund Parties.

(E)  The Services, the Materials, and all confidential information of the Administrator (as confidential information is defined in the Agreement and other than Third Party Data and Required Data), are the sole property of the Administrator. Each Fund has no rights or interests with respect to all or any part of the Services, the Materials or the Administrator’s confidential information, other than its use and redistribution rights expressly set forth in Section 3(C) herein. Each Fund automatically and irrevocably assigns to the Administrator any right, title or interest that it has, or may be deemed to have, in the Services, the Materials or the Administrator’s confidential information, including, for the avoidance of doubt and without limitation, any Fund Party feedback, ideas, concepts, comments, suggestions, techniques or know-how shared with the Administrator (collectively, “Feedback”) and the State Street Parties shall be entitled to incorporate any Feedback in the Services or the Materials or to otherwise use such Feedback for its own commercial benefit without obligation to compensate each Fund.

(F)  The Administrator may rely on Services-Related Data used in connection with the Services without independent verification. Services-Related Data used in the Services may not be available or may contain errors, and the Services may not be complete or accurate as a result.

Information Classification: Limited Access

ANNEX I

PUERTO RICO RESIDENTS TAX FREE FUNDS

Further to the Administration Agreement dated as of May 11, 2026, between each management investment company set forth above (each, a “Fund”) and State Street Bank and Trust Company (the “Administrator”), each Fund(s) and the Administrator mutually agree to update this Annex 1 by adding/removing Funds as applicable:

Form N-PORT Services	Service Type Standard N-PORT and N- CEN Reporting Solution (Data and Filing)
Tax-Free High Grade Portfolio Bond Fund for Puerto Rico Residents, Inc.
Tax-Free High Grade Portfolio Bond Fund II for Puerto Rico Residents, Inc.
Tax-Free High Grade Portfolio Target Maturity Fund for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund VI for Puerto Rico Residents, Inc.
GNMA & US Government Target Maturity Fund for Puerto Rico Residents, Inc.
US Mortgage-Backed & Income Fund for Puerto Rico Residents, Inc.
Tax Free Target Maturity Fund for Puerto Rico Residents, Inc.
Tax Free Fund II for Puerto Rico Residents, Inc.
U.S. Monthly Income Fund for Puerto Rico Residents, Inc.
Short Term Investment Fund for Puerto Rico Residents, Inc.

Form N-CEN Services and Quarterly Portfolio of Investments Services
Tax-Free High Grade Portfolio Bond Fund for Puerto Rico Residents, Inc.
Tax-Free High Grade Portfolio Bond Fund II for Puerto Rico Residents, Inc.
Tax-Free High Grade Portfolio Target Maturity Fund for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc.

2

Information Classification: Limited Access

Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.
Tax-Free Fixed Income Fund VI for Puerto Rico Residents, Inc.
GNMA & US Government Target Maturity Fund for Puerto Rico Residents, Inc.
US Mortgage-Backed & Income Fund for Puerto Rico Residents, Inc.
Tax Free Target Maturity Fund for Puerto Rico Residents, Inc.
Tax Free Fund II for Puerto Rico Residents, Inc.
U.S. Monthly Income Fund for Puerto Rico Residents, Inc.
Short Term Investment Fund for Puerto Rico Residents, Inc.

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

ON BEHALF OF EACH FUND LISTED ON THIS ANNEX 1

By:

Name:	Carlos Ubiñas
Title:	Chairman

By:

Name:	Jose Grau
Title:	Treasurer

STATE STREET BANK AND TRUST COMPANY

By:

Name:	Suzanne M. Hinckley
Title:	Senior Vice President

2

Information Classification: Limited Access